SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of Event Requiring Report: April 5, 2004


                       HUMANA TRANS SERVICES HOLDING CORP.
             (Exact name of registrant as specified in its charter)


        Delaware                     000-30734                  11-3255619
(State of Incorporation)     (Commission File Number)         (IRS Employer
                                                            Identification #)


              7466 New Ridge Road, Suite 7, Hanover, Maryland 21076
              -----------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (410) 855-8758
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 1.  CHANGE OF CONTROL OF REGISTRANT

Effective April 5, 2004, Andrew B. Mazzone has resigned as a member of the Board of Directors of the Registrant. He has stated in his resignation letter that his resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company's operations, policies or practices.

Also effective April 5, 2004, the remaining members of the Board of Directors, in accordance with the By-Laws of the Registration has appointed Elliot Cole, Esq., as a member of the Board of Directors. His biographical information appears below.


The Board is now constituted as follows:

Name                             Age      Position
------------------------------------------------------------------------------
Ronald Shapps                    56       Chairman of the Board of Directors
John P. Daley                    52       Director and President
George L. Riggs, III, C.P.A.     53       Director and Chief Financial Officer
Michael S. Krome, Esq.           42       Director and Counsel
Elliot Cole, Esq.                         Director


Ron Shapss, 56, Chairman of the Board

Mr. Shapss is the founder of Ronald Shapss Corporate Services, Inc., ("RSCS") a company engaged in consolidating fragmented industries since 1992. RSCS was instrumental in facilitating the roll-up of several companies into such entities as U.S. Delivery, Inc., Consolidated Delivery & Logistics, Inc. and Corestaff, Inc. Mr. Shapss was also the founder of Coach USA, Inc. and is presently on the advisory boards of Consolidated Partners Founding Fund, L.L.C., and 1+ USA, Inc., which founded Advanced Communications Group, Inc. (ADG), a CLEC which trades on the New York Stock Exchange. A 1970 graduate of Brooklyn Law School, Mr. Shapss is a member of the New York bar.

John Daley, 52, Director and President

Currently President of Bio-Solutions of Maryland, a bio-remediation company, which provides a biological solution for the elimination of grease and sewage. Mr. Daly possesses over twenty years of Sales and Marketing in the shipping and transportation industry. He was the Executive Vice President of HumanaSource Corporation a multi-million dollar company that provides driver leasing and was responsible for the daily operation of the company. Prior to HumanaSource Corporation, Mr. Daly served as Chief Operating Office of Automated Ordering Systems, a regionally successful company providing automated solutions and related services for the transportation industry. He managed all corporate operations, software development and new business in growing the company to over $3 million. Over the course of the last 20 years, Mr. Daly has managed the successful growth of three corporate entities.

George L. Riggs, III, C.P.A., 53, Director and Chief Financial Officer.

George L. Riggs, III, C.P.A., was the founder and Managing partner of Riggs & Associates, LLP prior to joining the firm of Centerprise/Scillia Dowling & Natarelli (formerly Simione Scillia Larrow & Dowling LLC) as an audit and accounting principal. He left the firm in October 2002 to return to a solo practice. He specializes in public and privately held corporations, with significant experience in mergers and acquisitions, litigation support, and bankruptcy and reorganizations matters. He has over twenty-five years experience in public accounting, including 13 years as a partner at Deliotte & Touche, LLP. He spent ten years as the Professional Practice Director for the Hartford, New Haven and Waterbury offices. In this position, he was responsible for the review of all engagements to ascertain compliance with professional guidelines and technical consultations on all clients in the areas of accounting, auditing and securities. He is a graduate of the University of Hartford where he received the Regents Honor award for graduating first from the school of business administration. He also holds an MBA degree from the University of Connecticut with a specialization in finance. He received a certificate of merit from the Massachusetts Society of CPAs for passing the CPA exam at the first sitting. George has conducted many continuing education seminars for his prior firms and the Connecticut Society of CPAs as well as spoken to many professional groups on certain industry, technical and financing subjects. He holds a CPA certificates in Connecticut and Vermont. He is a member of the American Institute of Certified Public Accountants, the Connecticut Society of Certified Public Accountants, and Institute of Management Accountants.

Michael S. Krome, Esq., 42, Director and Counsel

Michael S. Krome was admitted to practice Law in the State of New York in February 1991, and in the United States District Court for the Eastern District of New York in June 1991 and Southern District of New York in November 1994. From February 1999 to November 1999, he was Vice President of Legal Affairs of Fortune Media, Inc., (now known as Wayne's Famous Phillies, Inc.). From April 2000 until January 2001, he was a Director and Counsel to Universal Media Holdings, Inc. Since 1991 he has practiced law as a sole practitioner in General Practice. Since 2001 he has concentrated his practice in representing Public Corporations. He is a graduate of the State University of New York at Albany and graduated from the Benjamin N. Cardozo School of Law in June 1990.

Elliot Cole, Esq.,71, Director
Partner, Patton Boggs LLP

Elliot Cole has practiced corporate law for 40-plus years, more than 30 of which he has been a partner at Patton Boggs LLP. His expertise is rooted in the representation of early-stage companies. As a counselor of startups through mezzanine and later-stage financing, Mr. Cole assists with bringing companies in a wide range of businesses along to maturity. His broad-based contacts with financiers and investors have provided capital and management assistance to a number of the firm's clients over the years. Mr. Cole has served on the boards of several business, community and social organizations. He has been a trustee of Boston University, his alma mater, for over 20 years, having served on its Investment Committee and Community Technology Fund.


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


ITEM 4.  CHANGES IN REGISTRANT"S CERTIFYING ACCOUNT

         (a) On April 5, 2004, the Registrant was officially notified by its Independent Auditor, Aaron Stein, C.P.A., that it had resigned as the Independent Auditor of the Registrant. The Board of Directors accepted the resignation as of April 5, 2004.

         During his tenure, Aaron Stein, C.P.A., issued reports on Registrant's financial statements up to September 30, 2003, that neither contained an adverse opinion or disclaimer of opinion however, Aaron Stein, C.P.A.'s report for the year ended September 30, 2003, was modified as to the uncertainty of a going concern.

         During the period including the two most recent fiscal years and any subsequent interim period preceding this action, there was no disagreement between Registrant and Aaron Stein, C.P.A. on any matter of accounting principals or practices, financial statement disclosure or audit scope and procedure, which disagreement(s), if not resolved to the satisfaction of Aaron Stein, C.P.A., would have caused them to make reference to the subject matter of the disagreement in connection with its report.

         The disclosure contained herein has been submitted to Aaron Stein, C.P.A. for its review and for them to have an opportunity to comment on the disclosure. A copy of the letter is attached as Exhibit 16 to this report.

         (b) Effective April 5, 2004, Livingston, Wachtell & Co., LLP, has been retained as independent auditor of Humana Trans Services Holding Corp., the Registrant, and was retained as independent auditor of the registrant for the fiscal year ending September 30, 2004. Prior to the engagement, Registrant did not consult with Livingston, Wachtell & Co., LLP regarding the application of accounting principles to a specified transaction, or the type of audit opinion that may be rendered with respect to the Registrant's financial statements, as well did not consult with Livingston, Wachtell & Co. LLP, as to the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements and either written or oral advice was provided that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue



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


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

            Financial Statements
      (a)   Financial Statements.
      (b)   Pro Forma financial information.
      (c)   Exhibits
                  Exhibit 16.       Letter from Certifying Accountant
                  Exhibit 17.       Resignation Letter from Andrew B. Mazzone
                  Exhibit 99.1      Press Release on New Member of Board of
                                    Directors



SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


         By: /s/ John Daly
         --------------------------
         John Daly
         President


Date:             April 5, 2004





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